________________, 1999


iTurf Inc.
435 Hudson Street
New York, New York 10014

BT Alex. Brown Incorporated
Hambrecht & Quist LLC
One South Street
Baltimore, Maryland 21202

                                           Form of Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that BT Alex. Brown Incorporated ("BT Alex. Brown") and Hambrecht & Quist LLC ("Hambrecht & Quist"), as representatives (collectively, the "Representatives") of the several underwriters (the "Underwriters"), propose to enter into an underwriting agreement (the "Underwriting Agreement") with iTurf Inc., a Delaware corporation (the "Company") and a subsidiary of dELiA*s Inc., formerly known as dELiA*s Interactive Company, providing for the initial public offering by the Underwriters, including the Representatives, of Class A common stock, $.01 par value (the "Class A Common Stock"), of the Company (the "Initial Public Offering").

In consideration of the Underwriters' agreement to make the Initial Public Offering and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of both BT Alex. Brown and Hambrecht & Quist, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of common stock, $.01 par value ("Common Stock"), of the Company (including, without limitation, (i) shares of the Company's Class B Common Stock, $.01 par value, (ii) shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission and (iii) shares of Common Stock which may be issued upon exercise of any stock option, warrant or conversion privilege) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing being referred to as a "Disposition") for a period of 180 days after the effective date of the registration statement relating to the Initial Public Offering (the "Lock-Up Period"). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period, even if the securities would be disposed of by someone other than

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the undersigned. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

Notwithstanding the foregoing, the undersigned may transfer any or all of the Common Stock beneficially owned by them by gift, will or intestacy or as a transfer to any trust for the direct benefit of the undersigned or the immediate family of the undersigned; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Common Stock subject to the provisions of this agreement, and there shall be no further transfer of such Common Stock except in accordance with this agreement. For purposes of this agreement, "immediate family" shall mean any relationship by blood, marriage, or adoption, not more remote than first cousin.

Without limiting the restrictions herein, any Disposition by the undersigned shall remain at all times subject to applicable securities laws, including, without limitation, the resale restrictions imposed by Rule 144 promulgated under the Securities Act of 1933, as amended to date.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such shares on the transfer books and records of the Company, and (ii) with respect to any shares of Common Stock for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares to cause the transfer agent for the Company to note stop transfer instructions with respect to such shares on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities of the Company pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party, provided that such waiver shall apply only to the proposed Initial Public Offering, and any other action taken by the Company in connection with the proposed Initial Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this letter agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this letter agreement supersedes such registration rights agreement.

The undersigned understands that the Company, the Underwriters and the Representatives will proceed with the Initial Public Offering in reliance on this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be confirmed shall survive the death or incapacity of the undersigned, and any obligations of the

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undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Any notices to the undersigned relating to this letter agreement should be delivered by first-class mail to the following address, or by fax to the number below:



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Fax: (   )
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Telephone: (    )
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                                                       Very truly yours,


                                                       _________________________
                                                       Name



Number of shares
owned or subject to
warrants, options or
convertible securities:          Certificate numbers:
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